REGISTRATION NO. 333-______________


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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                              _______________

                                 FORM S-8
                          REGISTRATION STATEMENT

                                   under
                        The Securities Act of 1933

                     THE COLONEL'S INTERNATIONAL, INC.
          (Exact name of registrant as specified in its charter)

                   MICHIGAN                             38-3262264
        (State or other jurisdiction of               (IRS Employer
        incorporation or organization)               Identification No.)

                620 South Platt Road, Milan, Michigan 48160
                 (Address of principal executive offices)

                     THE COLONEL'S INTERNATIONAL, INC.
                       1995 LONG-TERM INCENTIVE PLAN
                         (Full Title of the Plan)

Jeffrey A. Chimovitz                 WITH     Stephen C. Waterbury
Vice President, Secretary and                 Warner Norcross & Judd LLP
  General Counsel                    COPY     900 Old Kent Building
The Colonel's International, Inc.             111 Lyon Street, N.W.
620 South Platt Road                  TO:     Grand Rapids, Michigan 49503-2489
Milan, Michigan 48160

                  (Name and address of agent for service)

                              (313) 439-4200
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
 TITLE OF SECURITIES       AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
  TO BE REGISTERED          REGISTERED     OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION
                                                SHARE <F3>           PRICE <F3>             FEE
 Common Stock,             3,000,000<F1>         $7.75<F2>          $23,250,000<F2>      $8,017.25
 $0.01 Par Value



     <F1> Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of a stock dividend or certain other capital adjustments.

     <F2> Estimated solely for the purpose of calculating the registration fee.

     <F3> Calculated in accordance with Rule 457(h) based upon the average of the bid and asked price reported on the NASDAQ Small-Cap Market as of August 19, 1996 (the last date prior to filing on which trading was quoted). The shares that are to be offered on an incentive stock option basis will be offered at a price of not less than 100% of the fair market value of the shares of Common Stock of The Colonel's International, Inc. (the "Company"), at the date of the grant of the Option.

































                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are incorporated by reference in this registration statement.

     (a) The Colonel's International, Inc.'s ("The Colonel's" or the "Registrant") latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual reports referred to in (a) above.

     (c) THE DESCRIPTION OF THE REGISTRANT'S COMMON STOCK, $0.01 PAR VALUE, WHICH IS CONTAINED IN THE REGISTRANT'S REGISTRATION STATEMENT FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING ANY AMENDMENT OR REPORT FILED FOR THE PURPOSE OF UPDATING SUCH DESCRIPTION.

     All documents subsequently filed by the Registrant and Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of the post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant has the power to indemnify its directors, officers, employees and agents against liability for certain acts pursuant to Sections 561 through 565 of the Michigan Business Corporation Act. Pursuant to its Articles of Incorporation and Bylaws, the Registrant may indemnify a director, officer, employee or agent for liabilities reasonably incurred resulting from any pending, threatened or completed action or proceeding arising out of such person's position with the Registrant. The Registrant has insured or indemnified its directors and officers against certain liabilities that may arise under the Securities Act.


          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant understands that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.  EXHIBITS.

     4(a) The Registrant's Articles of Incorporation, filed as an exhibit to the Proxy Statement of Brainerd International, Inc. (predecessor of the Registrant) for the annual meeting of shareholders of Brainerd International, Inc., are incorporated by reference in this registration statement

     4(b) The Registrant's Bylaws, filed as an exhibit to the Proxy Statement of Brainerd International, Inc. for the annual meeting of shareholders of Brainerd International, Inc., are incorporated by reference in this registration statement

     4(c)   The Colonel's International, Inc. 1995 Long-Term Incentive
            Plan

     4(d) Certificate of Amendment to the Articles of Incorporation changing name from "The Colonel's Holdings, Inc." to "The Colonel's International, Inc." Incorporated by reference from
            Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

     5      Legal Opinion

     23(a)  Consent of Independent Public Accountants

     23(c) Consent of Counsel (included in Exhibit 5 and incorporated herein by reference)

     24     Powers of Attorney


Item 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;



               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant shall, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.













































                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milan, State of Michigan.


                              THE COLONEL'S INTERNATIONAL, INC.


Dated:  June 11, 1996         By: /S/ DONALD J. WILLIAMSON
                                  Donald J. Williamson
                                  President, Chief Executive Officer,
                                    and Director




































 SIGNATURE                            TITLE                        DATE

/S/ DONALD J. WILLIAMSON      President, Chief Executive       June 11, 1996
Donald J. Williamson           Officer, and Director
                               (Principal Executive
                               Officer)

*/S/RICHARD S. SCHOENFELDT    Vice President-Finance and       June 11, 1996
Richard S. Schoenfeldt         Chief Financial Officer
                               (Principal Financial and
                               Accounting Officer)

*/S/LISA K. ALEXANDER         Treasurer and Director           June 11, 1996
Lisa K. Alexander

/S/ RICHARD L. ROE            Director                         June 11, 1996
Richard L. Roe

*/S/J. DANIEL FRISINA         Director                         June 11, 1996
J. Daniel Frisina

*/S/TED M. GANS               Director                         June 11, 1996
Ted M. Gans

*/S/GARY MOORE                Director                         June 11, 1996
Gary Moore


*By  /S/ JEFFREY A. CHIMOVITZ
     Jeffrey A. Chimovitz
     Attorney-in-fact





















                               EXHIBIT INDEX

                                                                    PAGE NUMBER


     EX-4(a) The Registrant's Articles of Incorporation, filed as an exhibit to the Proxy Statement of Brainerd International, Inc. (predecessor of the Registrant) for the annual meeting of shareholders of Brainerd International, Inc., are incorporated by reference in this registration statement

     EX-4(b) The Registrant's Bylaws, filed as an exhibit to the Proxy Statement of Brainerd International, Inc. for the annual meeting of shareholders of Brainerd International, Inc., are incorporated by reference in this registration statement

     EX-4(c)   The Colonel's International, Inc. 1995 Long-Term
               Incentive Plan . . . . . . . . . . . . . . . . . . . . .  8

     EX-4(d) Certificate of Amendment to the Articles of Incorporation changing name from "The Colonel's Holdings, Inc." to "The Colonel's International, Inc." Incorporated by reference from Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

     EX-4(e)   Form of Stock Option Agreement . . . . . . . . . . . . . 22

     EX-5      Legal Opinion. . . . . . . . . . . . . . . . . . . . . . 27

     EX-23(a)  Consent of Independent Public Accountants. . . . . . . . 29

     EX-23(c) Consent of Counsel (included in Exhibit 5 and incorporated herein by reference)

     EX-24     Powers of Attorney . . . . . . . . . . . . . . . . . . . 31